EXHIBIT 99.1

S&W Announces First Quarter Fiscal 2023 Financial Results

For Immediate Release

Company Contact:	Investor Contact:
Betsy Horton, Chief Financial Officer	Robert Blum
S&W Seed Company	Lytham Partners, LLC
Phone: (720) 593-3570	Phone: (602) 889-9700
www.swseedco.com	sanw@lythampartners.com
www.lythampartners.com

LONGMONT, Colorado – November 14, 2022 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the three months ended September 30, 2022.

Q1 2023 Financial and Recent Highlights

•
Revenue for the first quarter of fiscal 2023 was $19.9 million, an increase of 28% compared to the first quarter of fiscal 2022, driven primarily by the Company's international and U.S. forage operations.
•
GAAP gross profit margin for the first quarter of fiscal 2023 was 22.7%, an improvement of 260 basis points compared to the first quarter of 2022, reflective of the Company's execution on its gross margin expansion initiatives.
•
Operating expenses decreased by $1.0 million for the first quarter of fiscal 2023 to $7.9 million compared to the first quarter of fiscal 2022, as the Company worked to align its cost structure to support its key centers of value.
•
GAAP net loss was $(4.5) million, or $(0.11) per basic and diluted share for the first quarter of fiscal 2023, compared to GAAP net loss of $(6.4) million, or $(0.17) per basic and diluted share for the first quarter of fiscal 2022.
•
Adjusted EBITDA (see Table B) improved by $2.4 million to $(1.6) million for the first quarter of fiscal 2023, compared to the first quarter of fiscal 2022, primarily driven by revenue growth, gross margin expansion, and cost structure alignment.
•
S&W is reiterating its fiscal year 2023 revenue and adjusted EBITDA guidance.
•
Extended and increased credit facilities with National Australia Bank Limited to a combined maximum of AUD $49 million (approximately USD $31.8 million as of September 30, 2022), an increase of AUD $9 million (approximately USD $5.8 million as of September 30, 2022).
•
Increased U.S. based credit facility with CIBC to $21 million, up from $18 million, with support of MFP Partners, L.P., the Company’s largest shareholder, who provided an amended letter of credit for the benefit of CIBC with a face amount increased from $9 million to $12 million.

Management Discussion

"For fiscal year 2023, we are focused on commercial execution as we begin to leverage all the hard work and investment of the past few years and work towards our goal of achieving profitability. We believe the results of the first quarter, including 28% revenue growth, expanded gross margins, reduced operating costs, and improved adjusted EBITDA, put us on the path to achieve the goals set forth for fiscal 2023," commented Mark Wong, CEO of S&W Seed Company.

"As we progress through and beyond fiscal 2023, we plan to remain intensely focused on the four key centers of value, including our Sorghum Technology operations, led by Double Team™, a next generation non-GMO herbicide tolerant sorghum solution; our international forage operations which primarily operate out of Australia and provide products around the world; our U.S. forage operations; and our Specialty Crops, which includes our focus on camelina biofuel applications and stevia. We believe each of these centers represents a potentially unique opportunity for S&W to drive value for shareholders. I am pleased with the progress made during the quarter and look forward to the continuation of these trends in the future."

Financial Results

Total revenue for the first quarter of fiscal 2023 was $19.9 million, compared to total revenue for the first quarter of fiscal 2022 of $15.5 million. The $4.4 million increase in revenue for the three months ended September 30, 2022 was primarily driven by the increase in product revenue from alfalfa sales to the Middle East North Africa, or MENA, region of $5.0 million, a $1.5 million increase in North America alfalfa and sorghum sales, partially offset by a decrease of $0.9 million Australia pasture product revenue, a decrease of $0.7 million United States service revenue and a decrease in pasture and alfalfa sales to South Africa of $0.3 million.

GAAP gross margins for the first quarter of fiscal 2023 were 22.7% compared to GAAP gross margins of 20.1% in the first quarter of fiscal 2022. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 25.4% in the first quarter of fiscal 2023 compared to 22.1% in the first quarter of fiscal 2022.

GAAP operating expenses for the first quarter of fiscal 2023 were $7.9 million, compared to $8.9 million in the first quarter of fiscal 2022. The $1.0 million decrease in operating expenses for the first quarter of fiscal 2023 can primarily be attributed to a $0.5 million decrease in selling, general and administrative expenses and a $0.5 million decrease in research and development. The decrease is a result of the Company's focus on aligning its cost structure to support its key centers of value.

GAAP net loss for the first quarter of fiscal 2023 was $(4.6) million, or $(0.11) per basic and diluted share, compared to GAAP net loss of $(6.4) million, or $(0.17) per basic and diluted share, in the first quarter of fiscal 2022.

Adjusted net loss (see Table A2) for the first quarter of fiscal 2023 was $(4.3) million, or $(0.10) per basic and diluted share, excluding interest expense - amortization of debt discount, and dividends accrued for participating securities and accretion. Adjusted net loss (see Table A2) for the first quarter of fiscal 2022, excluding change in contingent consideration obligation, and interest expense - amortization of debt discount, was $(6.3) million, or $(0.17) per basic and diluted share.

Adjusted EBITDA (see Table B) for the first quarter of fiscal 2023 was $(1.6) million, compared to adjusted EBITDA of $(4.0) million in the first quarter of fiscal 2022.

Fiscal 2023 Guidance

S&W is reiterating its previously issued guidance for revenue and adjusted EBITDA. The Company expects fiscal 2023 revenue to be within a range of $80 to $92 million, representing an expected increase of 12% to 29% compared to fiscal 2022 revenue of $71.4 million. Adjusted EBITDA is expected to be in the range of $(7.0) million to $(2.0) million for fiscal 2023, compared to adjusted EBITDA of $(23.8) million in fiscal 2022.

Conference Call

S&W Seed Company has scheduled a conference call for Monday, November 14, 2022, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation #8584312. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross margins; adjusted net loss and adjusted net loss per share; and adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2 and B accompanying this release. We have not reconciled our guidance for adjusted EBITDA for fiscal 2023 to net income (loss) because the reconciling line items that impact net income (loss), including interest expense, non-cash stock-based compensation, and foreign currency (gain) loss, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2023 will have a significant impact on net income (loss). Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisition. Such as acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in contingent consideration obligation. The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics. These amounts are non-cash and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins. We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for amounts that can vary significantly from period to period.

Adjusted net loss and loss per share. We define adjusted net loss as net loss less interest expense – amortization of debt discount, change in contingent consideration obligation and dividends accrued for participating securities and accretion and non-recurring transaction costs. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define adjusted EBITDA as GAAP net loss, adjusted to exclude interest expense, interest expense – amortization of debt discount, benefit from income taxes, depreciation and amortization, non-recurring transaction costs from SG&A, non-cash stock-based compensation, foreign currency loss, change in contingent consideration obligation and dividends accrued for participating securities and accretion. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan,” “should” or “expected.” Forward-looking statements in this release include, but are not limited to: our focus during fiscal 2023 on commercial execution and our ability to achieve profitability; our trajectory towards achieving our goals for fiscal 2023; our plans to remain focused on our four key centers of value, and the anticipated benefits of this focus, including our ability to drive shareholder value; our expectations for continued performance reflective of our initial results for Q1 2023; our guidance on revenue and adjusted EBITDA for the fiscal year ending June 30, 2023; and our plans for the advancement of our business strategy. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: the effects of the COVID-19 pandemic and other geopolitical and macroeconomic events, such as global inflation, supply chain disruptions, uncertain market conditions and the ongoing military conflict between Russia and Ukraine and related sanctions, on our business and operations, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of our customers, distributors and suppliers; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; our potential transactions under negotiation may not result in consummated transactions; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team™, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team™ sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance for fiscal 2023; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2022 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	September 30,
	2022	2021
Revenue	$19,865,865	$15,531,682
Cost of revenue	15,361,354	12,405,012
Gross profit	4,504,511	3,126,670
Operating expenses
Selling, general and administrative expenses	5,056,257	5,587,635
Research and development expenses	1,515,380	1,995,128
Depreciation and amortization	1,336,434	1,331,045
Gain on disposal of property, plant and equipment	(3,660)	(18,067)
Total operating expenses	7,904,411	8,895,741
Loss from operations	(3,399,900)	(5,769,071)
Other (income) expense
Foreign currency loss	190,915	162,545
Change in contingent consideration obligation	—	(62,254)
Interest expense - amortization of debt discount	283,643	192,195
Interest expense, net	742,409	518,486
Loss before income taxes	(4,616,867)	(6,580,043)
Benefit from income taxes	(101,664)	(165,802)
Net loss	(4,515,203)	(6,414,241)
Net loss attributable to noncontrolling interests	(6,262)	(14,266)
Net loss attributable to S&W Seed Company	$(4,508,941)	$(6,399,975)

Calculation of net loss for loss per share:
Net loss attributable to S&W Seed Company	$(4,508,941)	$(6,399,975)
Dividends accrued for participating securities and accretion	(114,061)	-
Net loss attributable to common shareholders	$(4,623,002)	$(6,399,975)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.11)	$(0.17)
Diluted	$(0.11)	$(0.17)
Weighted average number of common shares outstanding:
Basic	42,604,020	36,773,864
Diluted	42,604,020	36,773,864

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended September 30,
	2022	2021
Gross (loss) profit	$4,504,511	$3,126,670

Inventory write-downs	537,998	307,000

Non-GAAP adjusted gross profit	$5,042,509	$3,433,670

Non-GAAP adjusted gross margin	25.4%	22.1%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended September 30,
	2022	2021
Net loss attributable to S&W Seed Company	$(4,508,941)	$(6,399,975)

Interest expense - amortization of debt discount	283,643	192,195

Non-recurring transaction costs	73,493	—

Change in contingent consideration obligation	—	(62,254)

Dividends accrued for participating securities and accretion	(114,061)	—

Non-GAAP adjusted net loss	$(4,265,866)	$(6,270,034)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share:
Basic	$(0.10)	$(0.17)
Diluted	$(0.10)	$(0.17)
Weighted average number of common shares outstanding:
Basic	42,604,020	36,773,864
Diluted	42,604,020	36,773,864

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended
	September 30,
	2022	2021
Net loss attributable to S&W Seed Company	$(4,508,941)	$(6,399,975)

Interest expense, net	742,409	518,486

Interest expense - amortization of debt discount	283,643	192,195

Benefit from income taxes	(101,664)	(165,802)

Depreciation and amortization	1,336,434	1,331,045

Non-recurring transaction costs	73,493	—

Non-cash stock-based compensation	456,112	394,312

Foreign currency loss	190,915	162,545

Change in contingent consideration obligation	—	(62,254)

Dividends accrued for participating securities and accretion	(114,061)	—

Non-GAAP adjusted EBITDA	$(1,641,660)	$(4,029,448)

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	June 30,
	2022	2022
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,224,400	$2,056,508
Accounts receivable, net	27,707,851	19,051,236
Inventories, net	49,831,196	54,515,894
Prepaid expenses and other current assets	1,940,218	1,605,987
TOTAL CURRENT ASSETS	80,703,665	77,229,625
Property, plant and equipment, net	16,204,434	16,871,669
Intangibles, net	33,111,696	34,095,827
Other assets	5,272,985	5,590,730
TOTAL ASSETS	$135,292,780	$133,787,851
LIABILITIES, SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$17,073,969	$15,901,116
Deferred revenue	963,435	605,960
Accrued expenses and other current liabilities	10,540,681	10,788,740
Current portion of working capital lines of credit, net	39,798,376	12,678,897
Current portion of long-term debt, net	8,108,613	8,316,783
TOTAL CURRENT LIABILITIES	76,485,074	48,291,496
Long-term working capital lines of credit, less current portion	—	21,703,286
Long-term debt, net, less current portion	3,767,839	3,992,540
Other non-current liabilities	3,461,501	3,587,041
TOTAL LIABILITIES	83,714,414	77,574,363
SERIES B CONVERTIBLE PREFERRED STOCK
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 shares issued and outstanding at September 30, 2022; 1,695 issued and outstanding at September 30, 2021	4,918,880	4,804,819
TOTAL SERIES B CONVERTIBLE PREFERRED STOCK	4,918,880	4,804,819
STOCKHOLDERS' EQUITY	.
Common stock, $0.001 par value; 75,000,000 shares authorized; 49,707,555 issued and 42,607,585 outstanding at June 30, 2022; 42,608,758 issued and 42,583,758 outstanding at June 30, 2021;	42,633	42,609
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	164,486,927	163,892,575
Accumulated deficit	(110,496,559)	(105,873,557)
Accumulated other comprehensive loss	(7,274,895)	(6,560,600)
Noncontrolling interests	35,576	41,838
TOTAL STOCKHOLDERS' EQUITY	46,659,486	51,408,669
TOTAL LIABILITIES, SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$135,292,780	$133,787,851

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,515,203)	$(6,414,241)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities:
Stock-based compensation	456,112	394,312
Change in allowance for doubtful accounts	(155,421)	97,028
Inventory write-down	537,998	307,000
Depreciation and amortization	1,336,434	1,331,045
Gain on disposal of property, plant and equipment	(3,660)	(18,067)
Change in foreign exchange contracts	503,985	235,912
Foreign currency transactions	(1,294,985)	—
Change in contingent consideration obligation	—	(62,254)
Amortization of debt discount	283,643	192,195
Changes in:
Accounts receivable	(8,996,608)	(3,247,001)
Inventories	3,124,383	(1,040,417)
Prepaid expenses and other current assets	(216,080)	(17,504)
Other non-current asset	72,381	(17,800)
Accounts payable	1,671,381	1,949,750
Deferred revenue	361,348	324,688
Accrued expenses and other current liabilities	(436,714)	566,298
Other non-current liabilities	(48,989)	(65,426)
Net cash used in operating activities	(7,319,995)	(5,484,482)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(151,376)	(470,960)
Proceeds from disposal of property, plant and equipment	3,660	18,313
Net cash (used in) provided by investing activities	(147,716)	(452,647)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	—	2,481
Taxes paid related to net share settlements of stock-based compensation awards	(8,210)	(40,715)
Borrowings and repayments on lines of credit, net	6,750,048	5,274,959
Borrowings of long-term	266,734	150,768
Debt issuance costs	(128,879)	(103,261)
Repayments of long-term debt	(457,929)	(452,544)
Net cash provided by financing activities	6,421,764	4,831,688
EFFECT OF EXCHANGE RATE CHANGES ON CASH	213,839	(527,769)
NET DECREASE IN CASH & CASH EQUIVALENTS	(832,108)	(1,633,210)
CASH AND CASH EQUIVALENTS, beginning of the period	2,056,508	3,527,937
CASH AND CASH EQUIVALENTS, end of period	$1,224,400	$1,894,727